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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 18, 2002


                             BASE TEN SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)




         New Jersey                      0-7100                  22-1804206
(State or other jurisdiction           (Commission            (I.R.S. employer
      of incorporation)               File Number)           identification no.)






      535 E.  County Line, Suite 16
          Lakewood, New Jersey                                     08701
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (732) 370-6895




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Item 5.  Other Events

         On January 18, 2002, Base Ten Systems, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with ConvergenceHealth.com, Inc., a privately held Nevada corporation ("Convergence"), and Newco B10, Inc., a wholly owned subsidiary of the Company (the "Merger Sub"). Convergence is a development stage company seeking to commercialize its Personal Health Application, a proprietary data base resource for comparing traditional with holistic and other alternative approaches to the treatment of particular medical conditions.

         To provide Convergence with working capital needed prior to the Merger, the Company purchased 800,000 shares of its preferred stock for $200,000 upon execution of the Merger Agreement. The acquired shares are subject to limited put and call options if the Merger is not completed for specified reasons prior to March 15, 2002. The Merger is subject to numerous conditions, including shareholder approval, delivery by Convergence of its Personal Health Application to at least one unaffiliated sponsor at fair value and completion of a 1-for-1,000 reverse split of the Company's common stock and fractional share repurchase (the "Share Combination"). The Share Combination is intended to save administrative costs after the Merger by reducing the Company's shareholder base below 300, enabling it to terminate its reporting obligations as a publicly held small business company.

         If the Merger is approved by the parties' shareholders and the other closing conditions are satisfied, the Merger Sub will merge into Convergence, which will survive the Merger as a wholly owned subsidiary of the Company. At the time of the Merger, the outstanding capital stock of Convergence will be converted into the right to receive Class A common stock of the Company representing 67.33% of its common shares to be outstanding after its repurchase of fractional shares in the Share Combination.

         The Merger is intended to implement the Company's strategy announced in October 2000 to discontinue its remaining clinical trial software operations and pursue revenue generating or strategic opportunities in sectors requiring less capital resources, technological development and time to market uncertainties. The Company's special meeting of shareholders for approval of the Merger and related proposals will also include a vote on the pending sale of its clinical software business. If approved, this will enable the Company to devote its limited resources after the Merger to the operations of the acquired Convergence subsidiary.

Item 7.  Financial Statements and Exhibits

         (a)  None

         (b)  None

         (c)  Exhibits.

         Exhibit
         Number          Exhibit
         -------         -------

          10.1 Agreement and Plan of Merger dated as of January 18, 2002 among Base Ten Systems, Inc. (the "Company"), ConvergenceHealth.com, Inc. ("Convergence") and Newco B10, Inc.

          10.2 Stock Purchase Agreement dated as of January 18, 2002 between the Company and Convergence.

          10.3 Letter Agreement dated as of January 18, 2002 between the Company and Byron Gehring.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      BASE TEN SYSTEMS, INC.



Date: January 23, 2002                By:           /s/ Kenneth W. Riley
                                           -------------------------------------
                                                      Kenneth W.  Riley
                                                   Chief Financial Officer
                                                  (Duly Authorized Officer)




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